                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                  June 11, 2003


                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                   1-11656                  42-1283895
          --------                   -------                  ----------
      (State or other              (Commission             (I.R.S. Employer
      jurisdiction of              File Number)             Identification
       incorporation)                                           Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)


                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

     The registrant hereby amends its Current Report on Form 8-K dated July 11, 2003 to change the date of the earliest event reported to June 11, 2003 and as follows:


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report:

     (a) Financial Statements of Businesses Acquired.

     The combined statements of revenues and certain expenses for certain properties owned by GGP Ivanhoe III, Inc. and the statements of revenues and certain expenses of Saint Louis Galleria as listed in the accompanying Index to Financial Statements and Pro Forma Financial Information are filed as part of this Current Report on Form 8-K/A.

     (b) Pro Forma Financial Information.

     The pro forma financial information of General Growth Properties, Inc. (the "Company") listed in the accompanying Index to Financial Statements and Pro Forma Financial Information is filed as part of this Current Report on Form 8-K/A.

     (c)  Exhibits.

     See the Exhibit Index attached hereto and incorporated herein by reference.

                        INDEX TO FINANCIAL STATEMENTS AND
                         PRO FORMA FINANCIAL INFORMATION

   The following historical financial statements and pro forma financial information is presented in accordance with Rule 3-14 and Article 11, respectively, of Regulation S-X of the Securities and Exchange Commission. The historical financial statements have been audited only for certain properties acquired. With respect to the properties acquired in the GGP Ivanhoe III, Inc. transaction, the historical financial statements have been audited for the three most recent fiscal years as GGP Ivanhoe III, Inc. was formerly owned 51% by the registrant and therefore was a related party. For Saint Louis Galleria, the historical financial statement has been audited only for its most recent fiscal year as the transaction relating to this property acquisition (as described in the registrant's Current Report on Form 8-K dated July 11, 2003) did not involve a related party and the registrant, after reasonable inquiry, is not aware of any material factors related to the property not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, certain unaudited financial information for properties acquired during 2003 that are not individually significant has also been presented. In addition, as the properties will be directly or indirectly owned by entities that will elect or have elected to be treated as real estate investment trusts (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

GGP IVANHOE III, INC.

Independent Auditors' Report ...............................................................   F-2

Combined Statements of Revenues and Certain Expenses for the Years Ended December 31,
  2000, 2001 and 2002 and for the Six Months Ended June 30, 2002 and 2003 (unaudited) ......   F-3

Notes to Combined Statements of Revenues and Certain Expenses ..............................   F-4 to F-5

SAINT LOUIS GALLERIA

Independent Auditors' Report ...............................................................   F-6

Statements of Revenues and Certain Expenses for the Year Ended December 31, 2002
  and for the Period January 1 to June 10, 2003 (immediately prior to acquisition)
  (unaudited) ..............................................................................   F-7

Notes to Statements of Revenues and Certain Expenses .......................................   F-8 to F-9

GENERAL GROWTH PROPERTIES, INC.

Pro Forma Condensed Consolidated Statement of Operations for the Year
  Ended December 31, 2002 ..................................................................   F-10

Notes to Pro Forma Condensed Consolidated Statement of Operations for the
  Year Ended December 31, 2002 .............................................................   F-11 to F-15

Pro Forma Condensed Consolidated Statement of Operations for the Six
  Months Ended June 30, 2003 ...............................................................   F-16

Notes to Pro Forma Condensed Consolidated Statement of Operations for the
  Six Months Ended June 30, 2003............................................................   F-17 to F-19

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003 .........................   F-20 to F-21

Notes to Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003 ................   F-22

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
GGP Ivanhoe III, Inc.:

We have audited the accompanying combined statements of revenues and certain expenses for certain properties (owned by GGP Ivanhoe III, Inc. and listed in Note 1 to the combined statements) (the "Properties") for the years ended December 31, 2002, 2001 and 2000. These Properties are under common ownership. These financial statements are the responsibility of GGP Ivanhoe III, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of General Growth Properties, Inc. as a result of the acquisition of the controlling interest in the Properties). Material amounts, described in Note 1 to the combined statements of revenues and certain expenses, that would not be directly attributable to those resulting from future operations of the Properties are excluded, and the combined statements are not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, such financial statements present fairly, in all material respects, the combined revenues and certain expenses of the Properties for the years ended December 31, 2002, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP



Chicago, Illinois
August 29, 2003

                              GGP IVANHOE III, INC.
              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                  YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
             AND SIX MONTHS ENDED JUNE 30, 2002 AND 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                              Year Ended           Year Ended               Year Ended
                                          December 31, 2000     December 31, 2001       December 31, 2002
                                          -----------------     ------------------      -----------------

Revenues:
   Minimum rents                          $          70,023     $           73,304      $          80,639
   Tenant charges                                    42,303                 42,457                 45,817
   Other revenue                                      5,591                  5,616                  4,597
                                          -----------------     ------------------      -----------------
Total revenues                                      117,917                121,377                131,053

Certain expenses:
   Real estate taxes                                 13,094                 13,544                 13,169
   Other property operating                          29,559                 30,682                 32,168
   Provision for doubtful accounts                      836                    474                    636
                                          -----------------     ------------------      -----------------
Total certain expenses                               43,489                 44,700                 45,973
                                          -----------------     ------------------      -----------------
Revenues in excess of certain expenses    $          74,428     $           76,677      $          85,080
                                          =================     ==================      =================


                                           Six Months Ended       Six Months Ended
                                             June 30, 2002          June 30, 2003
                                              (unaudited)            (unaudited)
                                           ----------------       ----------------

Certain revenues:
   Minimum rents                          $          37,603       $         41,053
   Tenant charges                                    22,068                 24,316
   Other revenue                                      1,531                  1,363
                                           ----------------       ----------------
Total revenues                                       61,202                 66,732

Certain expenses:
   Real estate taxes                                  7,181                  7,237
   Other property operating                          14,968                 16,701
   Provision for doubtful accounts                      498                   (201)
                                           ----------------       ----------------
Total certain expenses                               22,647                 23,737
                                           ----------------       ----------------
Revenues in excess of certain expenses    $          38,555       $         42,995
                                          =================       ================



The accompanying notes are an integral part of these statements.

                              GGP IVANHOE III, INC.
          NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                  YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
             AND SIX MONTHS ENDED JUNE 30, 2002 AND 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


1.   ORGANIZATION, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

(a) ORGANIZATION AND PROPERTIES ACQUIRED

   GGP Ivanhoe III, Inc. ("GGP Ivanhoe III"), a Delaware corporation, owned and managed eight enclosed regional mall shopping centers (the "Shopping Centers"). The Shopping Centers were owned through certain wholly-owned subsidiaries of GGP Ivanhoe III and consisted of: Landmark Mall in Alexandria, Virginia; Mayfair Mall and Office Complex in Wauwatosa, Wisconsin; The Meadows Mall in Las Vegas, Nevada; Northgate Mall in Chattanooga, Tennessee; Oglethorpe Mall in Savannah, Georgia; Park City Center in Lancaster, Pennsylvania; The Oak View Mall in Omaha, Nebraska; and Eastridge Mall in San Jose, California. The Shopping Centers contain approximately 2.9 million square feet of gross leaseable area and are currently approximately 82.3% occupied. The two common stockholders of GGP Ivanhoe III were GGP Limited Partnership, a Delaware limited liability partnership for which General Growth Properties, Inc. (the "Company") serves as the general partner ("GGPLP"), and Ivanhoe Equities V LP ("Ivanhoe"), which owned 51% and 49%, respectively, of the outstanding common stock of GGP Ivanhoe III.

   On July 1, 2003, GGPLP caused GGP Ivanhoe III to redeem all of its common stock owned by Ivanhoe, thus increasing GGPLP's ownership interest in GGP Ivanhoe III to a full 100%. The aggregate consideration for the 49% ownership interest in GGP Ivanhoe III was approximately $459,000 (subject to certain prorations and adjustments). Approximately $268,000 of existing mortgage debt was assumed in connection with the acquisition with the balance of the aggregate consideration, or approximately $191,000, being funded by GGPLP utilizing proceeds from the refinancing of existing GGPLP long-term debt and new mortgage loans on previously unencumbered GGPLP properties. Concurrently with this redemption, GGPLP and Ivanhoe formed a new joint venture, GGP Ivanhoe IV, Inc. ("GGP Ivanhoe IV"), to own Eastridge Mall, which previously was owned by GGP Ivanhoe III.

(b) BASIS OF PRESENTATION

   The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the properties owned by GGP Ivanhoe III for the periods presented. As a result of the transfer of Eastridge Mall described above, the operations of Eastridge Mall have been excluded from the accompanying combined statements of revenues and certain expenses. In addition, certain items that may not be comparable to the future operations of the remaining seven properties owned by GGP Ivanhoe III (the "Properties") have been excluded. Excluded items consist of interest expense, depreciation and amortization, and other costs (primarily management fees) not directly related to the future operations of the Properties.

                              GGP IVANHOE III, INC.
          NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                  YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
             AND SIX MONTHS ENDED JUNE 30, 2002 AND 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


(c) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION -- All leases are classified as operating leases. Rental revenue is recognized on a straight-line basis over the term of the individual leases. Percentage rents, which are based upon the level of sales achieved by the lessee, are recognized when the contractual sales levels are achieved. Recoveries from tenants for common area maintenance, real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable costs are incurred.

OTHER PROPERTY OPERATING EXPENSES -- Other property operating expenses represent the direct expenses of operating the Properties and consist primarily of common area maintenance, security, utilities, insurance, advertising and promotion, general and administrative, and other operating expenses that are expected to continue in the ongoing operation of the Properties.

USE OF ESTIMATES -- The preparation of the combined statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain revenues and expenses during the periods presented. Actual results could differ from these estimates.

2.   RENTALS UNDER OPERATING LEASES

   Principal operations consist of leasing building space and land to commercial tenants under operating leases.

Percentage rentals are based upon a percentage of the tenant's gross sales and amounted to approximately $4,314, $3,434 and $3,355 for the years ended December 31, 2000, 2001 and 2002, respectively.

At December 31, 2002, minimum future rental income on noncancelable operating leases is as follows:

                           Year ending December 31:
                           2003.......................................$ 65,318
                           2004.........................................60,241
                           2005.........................................56,509
                           2006.........................................51,197
                           2007.........................................44,147
                           Thereafter..................................132,607

Minimum future rental income does not include amounts which are payable by certain tenants based upon a percentage of their gross sales or as reimbursement of operating expenses.

3.   UNAUDITED INTERIM STATEMENTS

   The combined statements of revenues and certain expenses for the six months ended June 30, 2002 and 2003 are unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statements for the interim periods have been included. The results of operations for the interim periods are not necessarily indicative of the results to be expected for a full year of operations of the Properties.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
General Growth Properties, Inc.:

We have audited the accompanying statement of revenues and certain expenses of the Saint Louis Galleria (the "Property") for the year ended December 31, 2002. This financial statement is the responsibility of General Growth Properties, Inc.'s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of General Growth Properties, Inc. as a result of the acquisition of the Property). Material amounts, described in Note 1 to the statement of revenues and certain expenses that would not be directly attributable to those resulting from future operations of the Property are excluded, and the financial statement is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP



Chicago, Illinois
August 29, 2003

                              SAINT LOUIS GALLERIA
                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES
          YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD JANUARY 1 TO JUNE
                              10, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                            Period from January 1
                                                         Year Ended            to June 10, 2003
                                                     December 31, 2002           (unaudited)
                                                     -----------------      ---------------------

Revenues:
   Minimum rents                                     $          14,829      $               6,691
   Tenant charges                                               10,479                      3,974
   Other revenue                                                 1,855                      1,407
                                                     -----------------      ---------------------
Total revenues                                                  27,163                     12,072

   Certain expenses:
   Real estate taxes                                             3,300                      1,510
   Other property operating                                      8,720                      4,029
                                                     -----------------      ---------------------
Total certain expenses                                          12,020                      5,539
                                                     -----------------      ---------------------
Revenues in excess of certain expenses               $          15,143      $               6,533
                                                     =================      =====================

















The accompanying notes are an integral part of these statements.

                              SAINT LOUIS GALLERIA
                   NOTES TO STATEMENTS OF REVENUES AND CERTAIN
         EXPENSES YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD JANUARY 1
                          TO JUNE 10, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) ORGANIZATION AND PROPERTY ACQUIRED

   On June 11, 2003, an indirect subsidiary of GGP Limited Partnership, a Delaware limited partnership for which General Growth Properties, Inc. (the "Company") serves as the general partner, acquired Saint Louis Galleria, located in St. Louis, Missouri, (the "Property") from Hycel Partners I, L.P. for a purchase price of approximately $235,000. The consideration was paid from cash on hand, including proceeds from refinancings of long-term debt and a $176,000 acquisition loan bearing interest at a rate per annum equal to LIBOR (approximately 1.12% at June 11, 2003) plus 105 basis points. The Property opened in 1986 and was expanded in 1991, 1995 and 2002. It is a two-level mall containing approximately 1.2 million square feet of gross leaseable area. The Property is anchored by Famous Barr, Lord & Taylor, Dillard's and Mark Shale and contains approximately 165 mall shops. The Property was currently approximately 94% occupied on the acquisition date.

(b) BASIS OF PRESENTATION

   The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the Property for the periods presented. In addition, certain items that may not be comparable to the future operations of the Property have been excluded. Excluded items consist of certain expenses, primarily depreciation and amortization expense, interest expense, management fees and other costs not directly related to the future operations of the Property.

(c) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION - Minimum rents are recognized on a straight-line basis over the term of the related leases. Percentage rents, which are based upon the level of sales achieved by the lessee, are recognized when the contractual sales levels are achieved. Recoveries from tenants for common area maintenance, real estate taxes, insurance and other shopping center operating expenses, are recognized as revenues in the period the applicable costs are incurred.

OTHER PROPERTY OPERATING EXPENSES -- Other property operating expenses represent the direct expenses of operating the Property and consist primarily of common area maintenance, security, utilities, insurance, advertising and promotion, general and administrative, and other operating expenses that are expected to continue in the ongoing operation of the Property.

USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

                              SAINT LOUIS GALLERIA
                   NOTES TO STATEMENTS OF REVENUES AND CERTAIN
              EXPENSES YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
                     JANUARY 1 TO JUNE 10, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


2.   RENTALS UNDER OPERATING LEASES

   Minimum future rentals based on noncancelable operating leases held as of December 31, are as follows:

         YEARS ENDING
         2003................................. $14,788
         2004.................................  13,697
         2005.................................  11,699
         2006.................................  10,328
         2007.................................   8,338


Minimum future rentals do not include amounts which are payable by certain tenants based upon a percentage of their gross sales or as reimbursement of operating expenses. For the year ended December 31, 2002, such percentage rentals were $1,182.


3.   UNAUDITED INTERIM STATEMENT

   The statement of revenues and certain expenses for the period from January 1, 2003 to June 10, 2003 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period is not necessarily indicative of the results to be expected for the full year for the operation of the Property.

                         GENERAL GROWTH PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)





                                                                                                              2002
                                                                    HISTORICAL              2002          ACQUISITIONS
                                                                  GENERAL GROWTH         HISTORICAL        PRO FORMA
                                                                 PROPERTIES, INC.       ACQUISITIONS      ADJUSTMENTS
                                                               --------------------     ------------      ------------

Total revenues                                                 $            980,466     $    114,058      $          -

Expenses:
  Real estate taxes                                                          62,179            9,903                 -
  Other property operating                                                  294,938           32,843                 -
  Provision for doubtful accounts                                             3,894                -                 -
  General and administrative                                                  8,720                -                 -
  Depreciation and amortization                                             180,028                -            18,862
                                                               --------------------     ------------      ------------
Total expenses                                                              549,759           42,746            18,862
                                                               --------------------     ------------      ------------

Operating income                                                            430,707           71,312           (18,862)

  Interest expense, net                                                    (215,246)               -           (33,571)

Equity in income of unconsolidated affiliates:
  GGP Ivanhoe III                                                            19,243                -                 -
  GGP Ivanhoe IV                                                                  -                -                 -
  Other joint ventures                                                       62,875           37,379           (23,925)
                                                               --------------------     ------------      ------------
Income before minority interest                                             297,579          108,691           (76,358)

Allocations to minority interests                                           (87,003)               -           (15,750)
                                                               --------------------     ------------      ------------

Income                                                                      210,576          108,691           (92,108)
Convertible preferred stock dividends                                       (24,467)               -                 -
                                                               --------------------     ------------      ------------

Income from continuing operations                              $            186,109     $    108,691      $    (92,108)
  available to common stockholders                             ====================     ============      ============

Weighted average shares outstanding-basic                                    62,181
Weighted average shares outstanding-diluted                                  70,851
Earnings per share-basic                                       $               2.99
Earnings per share-diluted                                     $               2.97




                                                            GENERAL GROWTH          HISTORICAL        HISTORICAL      HISTORICAL
                                                           PROPERTIES, INC.            GGP            SAINT LOUIS     2003 OTHER
                                                            PRO FORMA 2002      IVANHOE III, INC.      GALLERIA      ACQUISITIONS
                                                           ----------------     -----------------     ----------     ------------
Total revenues                                             $      1,094,524     $         131,053     $   27,163     $     53,196

Expenses:
  Real estate taxes                                                  72,082                13,169          3,300            3,801
  Other property operating                                          327,781                32,168          8,720           14,815
  Provision for doubtful accounts                                     3,894                   636              -                -
  General and administrative                                          8,720                     -              -                -
  Depreciation and amortization                                     198,890                     -              -                -
                                                           ----------------     -----------------     ----------     ------------
Total expenses                                                      611,367                45,973         12,020           18,616
                                                           ----------------     -----------------     ----------     ------------

Operating income                                                    483,157                85,080         15,143           34,580

  Interest expense, net                                            (248,817)                    -              -                -

Equity in income of unconsolidated affiliates:
  GGP Ivanhoe III                                                    19,243                     -              -                -
  GGP Ivanhoe IV                                                          -                     -              -                -
  Other joint ventures                                               76,329                     -              -                -
                                                           ----------------     -----------------     ----------     ------------
Income before minority interest                                     329,912                85,080         15,143           34,580

Allocations to minority interests                                  (102,753)                    -              -                -
                                                           ----------------     -----------------     ----------     ------------

Income                                                              227,159                85,080         15,143           34,580
Convertible preferred stock dividends                               (24,467)                    -              -                -
                                                           ----------------     -----------------     ----------     ------------

Income from continuing operations                          $        202,692     $          85,080     $   15,143     $     34,580
  available to common stockholders                         ================     =================     ==========     ============

Weighted average shares outstanding-basic
Weighted average shares outstanding-diluted
Earnings per share-basic
Earnings per share-diluted



                                                           COMBINED
                                                             2002            2003
                                                          PRO FORMA      ACQUISITIONS            GENERAL GROWTH
                                                           AND 2003        PRO FORMA            PROPERTIES, INC.
                                                          HISTORICAL      ADJUSTMENTS              PRO FORMA
                                                          ----------     ------------           ---------------
Total revenues                                             1,305,936     $      2,802 (a)       $     1,308,738

Expenses:
  Real estate taxes                                           92,352                -                    92,352
  Other property operating                                   383,484                -                   383,484
  Provision for doubtful accounts                              4,530                -                     4,530
  General and administrative                                   8,720                -                     8,720
  Depreciation and amortization                              198,890           27,697 (b)               226,587
                                                           ---------     ------------           ---------------
Total expenses                                               687,976           27,697                   715,673
                                                           ---------     ------------           ---------------

Operating income                                             617,960          (24,895)                  593,065

  Interest expense, net                                     (248,817)         (47,410)(c)              (296,227)

Equity in income of unconsolidated affiliates:
  GGP Ivanhoe III                                             19,243          (19,243)(a)(d)                  -
  GGP Ivanhoe IV                                                   -            2,651 (e)                 2,651
  Other joint ventures                                        76,329                -                    76,329
                                                           ---------     ------------           ---------------
Income before minority interest                              464,715          (88,897)                  375,818

Allocations to minority interests                          (102,753)           (7,125)(f)              (109,878)
                                                           ---------     ------------           ---------------

Income from continuing operations                            361,962          (96,022)                  265,940
Convertible preferred stock dividends                       (24,467)                -                   (24,467)
                                                           ---------     ------------           ---------------

Income from continuing operations                          $ 337,495     $    (96,022)          $       241,473
  available to common stockholders                         =========     ============           ===============

Weighted average shares outstanding-basic                                                                62,181
Weighted average shares outstanding-diluted                                                              70,851
Earnings from continuing operations per share-basic                                             $          3.88
Earnings from continuing operations per share-diluted                                           $          3.75


The accompanying notes are an integral part of these statements.
For alphabetical references, please refer to Note 3-Pro Forma Adjustments.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


NOTE 1    PRO FORMA BASIS OF PRESENTATION

   This unaudited pro forma condensed consolidated statement of operations of General Growth Properties, Inc. (the "Company") is presented as if (i) the acquisitions made in 2002 (Victoria Ward, Limited, JP Realty, Inc., the properties comprising the GGP-TRS L.L.C. joint venture (Clackamas Town Center, Galleria at Tyler, Kenwood Towne Center, Silver City Galleria and Florence Mall) (collectively, the "GGP/Teachers' Properties"), the properties acquired through the GGP/Homart, Inc. and GGP/Homart II L.L.C. joint ventures (Glendale Galleria and First Colony Mall by GGP/Homart II L.L.C. and a 50% interest in Woodlands Mall by GGP/Homart, Inc.) (collectively, the "GGP/Homart Properties"), Prince Kuhio Plaza (acquired from GGP/Homart, Inc. as described below), Pecanland Mall and Southland Mall) and (ii) the acquisitions made in 2003 (Peachtree Mall, Saint Louis Galleria, Coronado Center, the 49% interest in GGP Ivanhoe III and Lynnhaven Mall) had all occurred on January 1, 2002. The total pro forma condensed consolidated statement of operations reflects these transactions plus the effect of the respective joint venture partnership agreements with respect to the GGP/Teachers' Properties and the GGP/Homart Properties (as described below). In management's opinion, all adjustments necessary to reflect these transactions have been included. The pro forma condensed consolidated statement of operations is based upon the historical information of the Company, excluding gain on sale and extraordinary items, and the historical information of each of the above-mentioned entities for the year ended December 31, 2002. This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the Statements of Revenues and Certain Expenses included elsewhere in this report and is not necessarily indicative of what actual results of the Company would have been if such transactions had been completed as of January 1, 2002, nor does it purport to represent the results of operations for future periods.

NOTE 2    ACQUISITIONS

2002 ACQUISITIONS

   On May 28, 2002, the Company acquired the stock of Victoria Ward, Limited, a privately held real estate corporation. The total acquisition price was approximately $250,000, including the assumption of approximately $50,000 of existing debt, substantially all of which was repaid immediately following the closing. The $250,000 total cash requirement was funded from the proceeds of the sale of the Company's investment in marketable securities and from available cash and cash equivalents. The principal Victoria Ward, Limited assets include 65 fee simple acres in Kakaako, central Honolulu, Hawaii, improved with, among other uses, an entertainment, shopping and dining district which includes Ward Entertainment Center, Ward Warehouse, Ward Village and Village Shops. In total, Victoria Ward, Limited had 17 properties subject to ground leases and 29 owned buildings containing in the aggregate approximately 878,000 square feet of retail space, as well as approximately 441,000 square feet of office, commercial and industrial leaseable area.

   On July 10, 2002, the Company acquired JP Realty, Inc. ("JP Realty"), a publicly held real estate investment trust, and its operating partnership subsidiary, Price Development Company, Limited Partnership ("PDC"). The total acquisition price was approximately $1,100,000 which included the assumption of approximately $460,000 in existing debt and approximately $116,000 of existing preferred operating units in PDC. Pursuant to the terms of the agreement, the outstanding shares of JP Realty common stock were converted into $26.10 per share of cash (approximately $431,470).

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


Holders of common units of limited partnership interest in PDC were entitled to receive $26.10 per unit in cash or, at the election of the holder, .522 8.5% Series B Cumulative Preferred Units of limited partnership interest of GGP Limited Partnership (the "Series B Units") (convertible into that number of common units of limited partnership interest of GGP Limited Partnership determined by dividing the $50 base liquidation preference per Series B Unit by the conversion price of $50 per common unit). Based upon the elections of such holders, 1,426,393 Series B Units were issued and the holders of the remaining common units of limited partnership interest of PDC received approximately $23,600 in cash. JP Realty owned or had an interest in 51 properties, including 18 enclosed regional mall centers, 26 anchored community centers, one free-standing retail property and 6 mixed-use commercial/business properties, containing an aggregate of over 15.2 million square feet of gross leaseable area in 10 western states. The cash portion of the acquisition price was funded from the net proceeds of certain new mortgage loans, a new $350,000 acquisition loan, and available cash and cash equivalents. The new acquisition loan bore interest at a rate of per annum of LIBOR (1.38% at December 31, 2002) plus 150 basis points, provided for periodic principal payments (including from certain refinancing proceeds) and was initially scheduled to mature in July 2003. This loan was refinanced in April 2003 with proceeds from borrowings under the Company's new revolving credit facility which bears interest at LIBOR plus 150 basis points.

   On August 5, 2002 the Company acquired from GGP/Homart, Inc., a joint venture in which the Company has a 50% common stock interest, the Prince Kuhio Plaza in Hilo, Hawaii for approximately $39,000. Prince Kuhio Plaza, which contains approximately 504,000 square feet of gross leaseable area, was acquired by the assumption by the Company of approximately $24,000 of financing and the payment to GGP/Homart, Inc. of $7,500 in cash and $7,500 in the form of a promissory note. Immediately following the acquisition, GGP/Homart, Inc. paid a dividend of $15,000 to its two co-investors, paid in the form of $7,500 in cash to its independent institutional joint venture partner and the $7,500 promissory note to the Company. Upon receipt of the promissory note as a dividend, the Company caused the promissory note to GGP/Homart, Inc. to be cancelled.

   On August 26, 2002, the Company formed a new joint venture, owned 50% by the Company and 50% by Teachers' Retirement System of the State of Illinois ("Illinois Teachers"). Upon formation of the new joint venture, GGP-TRS L.L.C. ("GGP/Teachers"), Clackamas Town Center in Portland, Oregon, which was 100% owned by Illinois Teachers, was contributed to the new joint venture. In addition, concurrent with its formation, GGP/Teachers acquired Galleria at Tyler in Riverside, California, Kenwood Towne Centre in Cincinnati, Ohio, and Silver City Galleria in Taunton, Massachusetts, from an institutional investor for an aggregate purchase price of approximately $475,000. An existing $75,000 fixed rate nonrecourse loan on Silver City Galleria, bearing interest at a rate per annum of 7.41%, was assumed and three new nonrecourse acquisition loans totaling approximately $337,000 were obtained. The new loans bear interest at a weighted average rate per annum of LIBOR plus 76 basis points. The Company's share (approximately $112,000) of the equity of GGP/Teachers was funded by a portion of new unsecured loans that total $150,000 and bear interest at LIBOR plus 100 basis points.

   On September 13, 2002, the Company acquired a 100% ownership interest in Pecanland Mall, in Monroe, Louisiana. The aggregate purchase price was approximately $72,000, which was funded by approximately $22,000 of cash on hand and the assumption of an existing $50,000 mortgage loan bearing interest at 6.5%.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


   On November 27, 2002, Glendale Galleria in Glendale, California was acquired by the Company through GGP/Homart II L.L.C. for approximately $415,000. A portion of the purchase price was paid by the issuance of 822,626 convertible preferred operating partnership units of the Company having a liquidation preference of approximately $41,100.

   On December 4, 2002, the Company acquired Southland Mall, an enclosed regional mall in Hayward, California. The aggregate consideration paid was approximately $89,000. The purchase was financed with approximately $24,000 of cash on hand and a new 5-year (assuming all no-cost options to extend are exercised) $65,000 mortgage loan that bears interest at LIBOR plus 75 basis points.

   On December 19, 2002, the Company, through GGP/Teachers, acquired Florence Mall in Florence, Kentucky for a purchase price of approximately $97,000 including a new, two-year $60,000 mortgage loan that bears interest at a rate per annum of LIBOR plus 89 basis points and matures in January 2008 (assuming an exercise of both no-cost extension options).

   On December 19, 2002, the Company, through GGP/Homart, Inc., acquired for a purchase price of approximately $50,000, the 50% interest that GGP/Homart did not own in The Woodlands Mall in Houston, Texas from The Woodlands Commercial Property Company, LP. An additional $50,000 mortgage loan bearing interest at a rate per annum of LIBOR plus 250 basis points was placed at the property on December 31, 2002 which is scheduled to mature in December 2006.

   On December 30, 2002, the Company, through GGP/Homart II L.L.C., acquired First Colony Mall, an enclosed regional mall in Sugar Land, Texas for approximately $105,000. The acquisition was funded by cash on hand and a new $67,000 mortgage loan bearing interest at a rate per annum of LIBOR plus 80 basis points with a scheduled maturity of January 2006.

2003 ACQUISITIONS

   On April 30, 2003, the Company acquired Peachtree Mall, an enclosed regional mall located in Columbus, Georgia. The purchase price was approximately $87,600, which was paid at closing with an acquisition loan of approximately $53,000 (bearing interest at a rate per annum of LIBOR plus 85 basis points and maturing in April 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

   On June 11, 2003, the Company acquired Saint Louis Galleria, an enclosed mall in St. Louis, Missouri. The aggregate consideration paid for Saint Louis Galleria was approximately $235,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from refinancings of existing long-term debt and an approximately $176,000 acquisition loan which initially bears interest at LIBOR plus 105 basis points. After October 2003, depending upon certain factors, the interest rate spread on the loan could vary from 85 basis points to 165 basis points. The loan requires monthly payments of interest only, is scheduled to mature in October 2005, and is subject to three one-year, no-cost extension options.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


   On June 12, 2003, the Company acquired Coronado Center, an enclosed mall in Albuquerque, New Mexico. The aggregate consideration paid for Coronado Center was approximately $175,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under an existing unsecured revolving credit facility and an approximately $131,250 acquisition loan which initially bears interest at LIBOR plus 85 basis points. After October 2003, depending upon certain factors, the interest rate spread on the loan could vary from 90 basis points to 195 basis points. The loan requires monthly payments of interest only, is scheduled to mature in October 2005, and is subject to three one-year, no-cost extension options.

   On July 1, 2003, the Company acquired the 49% ownership interest in GGP Ivanhoe III, Inc. ("GGP Ivanhoe III") which was held by the Company's joint venture partner (an affiliate of Ivanhoe Cambridge, Inc. of Montreal, Canada ("Ivanhoe")), thereby increasing the Company's ownership interest to a full 100%. The aggregate consideration for the 49% ownership interest in Ivanhoe III was approximately $459,000 (subject to certain prorations and adjustments). Approximately $268,000 of mortgage debt was assumed in connection with this acquisition with the balance of the aggregate consideration, or approximately $191,000, being funded using a combination of proceeds from the refinancing of existing long-term debt and new mortgage loans on previously unencumbered properties. Concurrently with this transaction, a new joint venture, GGP Ivanhoe IV, Inc., ("GGP Ivanhoe IV") was created between the Company and Ivanhoe to own Eastridge Mall, which previously had been owned by GGP Ivanhoe III. The Company's ownership interest in GGP Ivanhoe IV is 51% and Ivanhoe's ownership interest is 49%.

   On August 27, 2003, the Company acquired Lynnhaven Mall, an enclosed mall in Virginia Beach, Virginia for approximately $256,500. The consideration (after certain prorations and adjustments) was paid in the form of cash borrowed under an existing unsecured credit facility and a $180,000 acquisition loan. The acquisition loan currently bears interest at a rate per annum of LIBOR plus 125 basis points and is scheduled to mature in August 2005, and is subject to three one-year, no-cost extension options.


NOTE 3   PRO FORMA ADJUSTMENTS

  (a) Revenues and equity in income of unconsolidated affiliates

   The adjustments to revenues and equity in income of joint ventures primarily represent the differences in amounts charged and/or allocated to the properties owned by the joint ventures by the previous owners and the fees charged by General Growth Management, Inc. to such joint ventures, the effect of the amortization of acquired below-market leases and additional depreciation expense of the joint ventures based on the cost of the acquired properties.

  (b) Depreciation and Amortization

   Depreciation and amortization is adjusted to include additional amounts for the properties acquired 100% by the Company related to the periods from January 1, 2002 to the dates of acquisition for the 2002 acquisitions and for the entire year of 2002 for the acquisitions made in 2003.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


   (c) Interest Expense, net

   Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the 2003 acquisitions described above, the Company assumed or obtained approximately $808,250 of debt bearing interest at the weighted average rate of 2.40%. The pro forma interest expense on such borrowings was calculated using the interest rates described above and using LIBOR equal to approximately 1.38%. The Company also incurred approximately $404,850 of other borrowings to fund the remaining portion of the 2003 acquisitions and the pro forma interest expense was calculated using the interest cost on the Company's incremental borrowing facilities (3.42%).

   Since the interest rates on certain of the loans assumed or obtained in conjunction with the acquisitions are based on a spread over LIBOR, the rates will periodically change. If the interest rate on such variable rate loans increase or decrease by 12.5 basis points, the annual interest expense will increase or decrease by approximately $2,004.

  (d) Equity in Earnings of GGP Ivanhoe III

   Reduces GGP Ivanhoe III equity in earnings to zero due to the purchase of the 49% share of the joint venture which causes the properties to be fully consolidated.

  (e) Equity in earnings of GGP Ivanhoe IV

   Reflects the equity in income of Eastridge Mall due to the transfer of its ownership by GGP Ivanhoe III.

  (f) Minority Interest

   The pro forma condensed consolidated statement of operations has been adjusted to reflect the allocation of earnings to the minority interests.

                         GENERAL GROWTH PROPERTIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


                                                                     HISTORICAL
                                                                   GENERAL GROWTH          HISTORICAL               HISTORICAL
                                                                  PROPERTIES, INC.    GGP IVANHOE III, INC.    SAINT LOUIS GALLERIA
                                                               ---------------------  ---------------------    ---------------------

Total revenues                                                 $             558,574  $              66,732    $              12,072

Expenses:
       Real estate taxes                                                      40,617                  7,237                    1,510
       Other property operating                                              177,889                 16,701                    4,029
       Provision for doubtful accounts                                         3,513                   (201)                       -
       General and administrative                                              5,704                      -                        -
       Depreciation and amortization                                         104,283                      -                        -
                                                               ---------------------  ---------------------    ---------------------
Total expenses                                                               332,006                 23,737                    5,539
                                                               ---------------------  ---------------------    ---------------------

Operating income                                                             226,568                 42,995                    6,533

       Interest expense, net                                                (123,912)                     -                        -

Equity in income of unconsolidated affiliates:
       GGP Ivanhoe III                                                         9,085                      -                        -
       GGP Ivanhoe IV                                                              -                      -                        -
       Other joint ventures                                                   34,324                      -                        -
                                                               ---------------------  ---------------------    ---------------------
Income before minority interest                                              146,065                 42,995                    6,533

Allocations to minority interests                                            (47,804)                     -                        -
                                                               ---------------------  ---------------------    ---------------------

Income from continuing operations                                             98,261                 42,995                    6,533
Convertible preferred stock dividends                                        (13,030)                     -                        -
                                                               ---------------------  ---------------------    ---------------------

Income from continuing operations                              $              85,231  $              42,995    $               6,533
  available to common stockholders                             =====================  =====================    =====================

Weighted average shares outstanding-basic                                     62,735
Weighted average shares outstanding-diluted                                   62,950
Earnings from continuing operations per share-basic            $                1.36
Earnings from continuing operations per share-diluted          $                1.35






                                                                 HISTORICAL      TOTAL                             GENERAL GROWTH
                                                                   OTHER       HISTORICAL      PRO FORMA          PROPERTIES, INC.
                                                                ACQUISITIONS    COMBINED      ADJUSTMENTS            PRO FORMA
                                                               -------------   ----------     -----------         ----------------

Total revenues                                                 $      23,221   $  660,599     $       707  (a)    $        661,306

Expenses:
       Real estate taxes                                               1,708       51,072               -                   51,072
       Other property operating                                        6,878      205,497               -                  205,497
       Provision for doubtful accounts                                     -        3,312               -                    3,312
       General and administrative                                          -        5,704               -                    5,704
       Depreciation and amortization                                       -      104,283          13,383  (b)             117,666
                                                               -------------   ----------     -----------         ----------------
Total expenses                                                         8,586      369,868          13,383                  383,251
                                                               -------------   ----------     -----------         ----------------

Operating income                                                      14,635      290,731         (12,676)                 278,055

       Interest expense, net                                               -     (123,912)        (21,572) (c)            (145,484)

Equity in income of unconsolidated affiliates:
       GGP Ivanhoe III                                                     -        9,085          (9,085) (d)                   -
       GGP Ivanhoe IV                                                      -            -             975  (e)                 975
       Other joint ventures                                                -       34,324               -                   34,324
                                                               -------------   ----------     -----------         ----------------
Income before minority interest                                       14,635      210,228         (42,358)                 167,870

Allocations to minority interests                                          -      (47,804)         (7,136) (f)             (54,940)
                                                               -------------   ----------     -----------         ----------------

Income from continuing operations                                     14,635      162,424         (49,494)                 112,930
Convertible preferred stock dividends                                      -      (13,030)              -                  (13,030)
                                                               -------------   ----------     -----------         ----------------

Income from continuing operations                              $      14,635   $  149,394     $   (49,494)        $         99,900
  available to common stockholders                             =============   ==========     ===========         ================

Weighted average shares outstanding-basic                                                                                   62,735
Weighted average shares outstanding-diluted                                                                                 62,950
Earnings from continuing operations per share-basic                                                               $           1.59
Earnings from continuing operations per share-diluted                                                             $           1.59











   The accompanying notes are an integral part of these statements.
   For alphabetical references, please refer to Note 3-Pro Forma Adjustments.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


NOTE 1   PRO FORMA BASIS OF PRESENTATION

     This unaudited pro forma condensed consolidated statement of operations of General Growth Properties, Inc. ("the Company") is presented as if the acquisitions made in 2003 (as described below) had all occurred on January 1, 2003. The total pro forma condensed consolidated statement of operations reflects these transactions and in management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma condensed consolidated statement of operations is based upon the historical information of the Company, excluding discontinued operations and the historical information from January 1 to the dates immediately prior to their respective acquisitions for Peachtree Mall, Saint Louis Galleria and Coronado Center and for the six months ended June 30, 2003 for the properties acquired after June 30, 2003 as described in Note 2 below. This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the "Statements of Revenues and Certain Expenses" included elsewhere in this report and is not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 2003 nor does it purport to represent the results of operations for future periods.


NOTE 2   ACQUISITIONS

   On April 30, 2003, the Company acquired Peachtree Mall, an enclosed regional mall located in Columbus, Georgia. The purchase price was approximately $87,600, which was paid at closing with an acquisition loan of approximately $53,000 (bearing interest at a rate per annum of LIBOR (1.12% at June 30, 2003) plus 85 basis points and maturing in April 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

   On June 11, 2003, the Company acquired Saint Louis Galleria, an enclosed mall in St. Louis, Missouri. The aggregate consideration paid for Saint Louis Galleria was approximately $235,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from refinancings of existing long-term debt and an approximately $176,000 acquisition loan which initially bears interest at LIBOR plus 105 basis points. After October 2003, depending upon certain factors, the interest rate spread on the loan could vary from 85 basis points to 165 basis points. The loan requires monthly payments of interest only, is scheduled to mature in October 2005, and is subject to three one-year, no-cost extension options.

   On June 12, 2003, the Company acquired Coronado Center, an enclosed mall in Albuquerque, New Mexico. The aggregate consideration paid for Coronado Center was approximately $175,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under an existing unsecured revolving credit facility and an approximately $131,000 acquisition loan which initially bears interest at LIBOR plus 85 basis points. After October 2003, depending upon certain factors, the interest rate spread on the loan could vary from 90 basis points to 195 basis points. The loan requires monthly payments of interest only, is scheduled to mature in October 2005, and is subject to three one-year, no-cost extension options.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


   On July 1, 2003, the Company acquired the 49% ownership interest in GGP Ivanhoe III, Inc. ("GGP Ivanhoe III") which was held by the Company's joint venture partner (an affiliate of Ivanhoe Cambridge, Inc. of Montreal, Canada ("Ivanhoe")), thereby increasing the Company's ownership interest to a full 100%. The aggregate consideration for the 49% ownership interest in Ivanhoe III was approximately $459,000 (subject to certain prorations and adjustments). Approximately $268,000 of existing mortgage debt was assumed in connection with this acquisition with the balance of the aggregate consideration, or approximately $191,000, being funded using a combination of proceeds from the refinancing of existing long-term debt and new mortgage loans on previously unencumbered properties. Concurrently with this transaction, a new joint venture, GGP Ivanhoe IV, Inc., ("GGP Ivanhoe IV") was created between the Company and Ivanhoe to own Eastridge Mall, which previously had been owned by GGP Ivanhoe III. The Company's ownership interest in GGP Ivanhoe IV is 51% and Ivanhoe's ownership interest is 49%.

   On August 27, 2003, the Company acquired Lynnhaven Mall, an enclosed mall in Virginia Beach, Virginia for approximately $256,500. The consideration (after certain prorations and adjustments) was paid in the form of cash borrowed under an existing unsecured credit facility and a $180,000 acquisition loan. The acquisition loan currently bears interest at a rate per annum of LIBOR plus 125 basis points and is scheduled to mature in August 2005, and is subject to three one-year, no-cost extension options.


NOTE 3   PRO FORMA ADJUSTMENTS

  (a) Revenues and equity in income of unconsolidated affiliates

   The adjustments to revenues and equity in income of joint ventures primarily represents the differences in amounts charged to the properties owned by GGP Ivanhoe III by General Growth Management, Inc. versus amounts allocated by General Growth Management, Inc. as a result of the properties becoming wholly-owned by the Company and the effect of the amortization of acquired below-market leases.

  (b) Depreciation and Amortization

   Depreciation and amortization is adjusted to include additional amounts related to the six months ended June 30, 2003 for the acquisitions made in 2003.

  (c) Interest Expense, net

   Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company obtained or assumed an aggregate of $808,250 of mortgage debt bearing interest at the weighted average rate of 2.22%. The pro forma interest expense on such borrowings was calculated using the interest rates described above and LIBOR equal to approximately 1.12%. The Company also issued approximately $404,850 of other borrowings to fund the remaining portion of the acquisitions and the pro forma interest expense was calculated using the interest cost on the Company's incremental borrowing facilities (3.14%).

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


   Since the interest rates on certain of the loans assumed or obtained in conjunction with the acquisitions on based on a spread over LIBOR, the rates will periodically change. If the interest rate on such variable rate loans increase or decrease by 12.5 basis points, the six month interest expense will increase or decrease by approximately $505.

  (d) Equity in Earnings of GGP Ivanhoe III, Inc.

   Reduces GGP Ivanhoe III, Inc. equity in earnings to zero due to the purchase of the 49% share of the joint venture which causes the properties to be fully consolidated.

  (e) Equity in Earnings of GGP/Ivanhoe IV, Inc.

   Reflects the increase in the equity in income of GGP/Ivanhoe IV, Inc. due to the transfer of Eastridge Mall by GGP/Ivanhoe III, Inc.

  (f) Minority Interest

   The pro forma condensed consolidated statement of operations has been adjusted to reflect the allocation of earnings to the minority interests.

                        GENERAL GROWTH PROPERTIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2003
       (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)




                                                            HISTORICAL                                              HISTORICAL
                                                          GENERAL GROWTH        HISTORICAL          LYNNHAVEN       OTHER 2003
                                                         PROPERTIES, INC.  GGP IVANHOE III, INC.       MALL      ACQUISITIONS (*)
                                                         ----------------  ---------------------   -----------   ---------------
Investment in real estate:

   Land                                                  $    1,175,094    $             99,901         26,158   $              -
   Building and equipment                                     6,237,215                 758,910        221,386                  -

                                                         --------------    --------------------    -----------   ----------------
                                                              7,412,309                 858,811        247,544                  -
   Less accumulated depreciation                               (893,380)                (92,037)       (70,757)                 -
                                                         --------------    --------------------    -----------   ----------------
                                                              6,518,929                 766,774        176,787                  -
   Development in progress                                       83,403                   6,493              -                  -

                                                         --------------    --------------------    -----------   ----------------
     Net property and equipment                               6,602,332                 773,267        176,787                  -
   Investment in Unconsolidated Real Estate Affiliates          785,387                       -              -                  -

                                                         --------------    --------------------    -----------   ----------------
     Net investment in real estate                            7,387,719                 773,267        176,787                  -

   Cash                                                          20,015                  34,282          3,369                  -
   Tenant accounts receivable, net                              129,909                  16,084            820                  -
   Deferred expenses, net                                       124,402                  10,796          2,210                  -
   Prepaid and other assets                                      90,974                   4,931              6                  -
                                                         --------------    --------------------    -----------   ----------------
TOTAL ASSETS                                             $    7,753,019    $            839,360    $   183,192   $              -
                                                         ==============    ====================    ===========   ================




                                                             TOTAL                             GENERAL GROWTH
                                                           HISTORICAL      PRO FORMA          PROPERTIES, INC.
                                                            COMBINED      ADJUSTMENTS             PRO FORMA
                                                         -------------    -----------         ----------------
Investment in real estate:

   Land                                                  $   1,301,153    $    21,149  (a)    $      1,322,302
   Building and equipment                                    7,217,511        (22,325) (a)           7,195,186

                                                         -------------    -----------         ----------------
                                                             8,518,664         (1,176)               8,517,488
   Less accumulated depreciation                            (1,056,174)       162,794  (a)            (893,380)
                                                         -------------    -----------         ----------------
                                                             7,462,490        161,618                7,624,108
   Development in progress                                      89,896              -                   89,896

                                                         -------------    -----------         ----------------
     Net property and equipment                              7,552,386        161,618                7,714,004
   Investment in Unconsolidated Real Estate Affiliates         785,387       (172,899) (c)             612,488

                                                         -------------    -----------         ----------------
     Net investment in real estate                           8,337,773        (11,281)               8,326,492

   Cash                                                         57,666              -                   57,666
   Tenant accounts receivable, net                             146,813              -                  146,813
   Deferred expenses, net                                      137,408              -                  137,408
   Prepaid and other assets                                     95,911              -                   95,911
                                                         -------------    -----------         ----------------
TOTAL ASSETS                                             $   8,775,571    $   (11,281)        $      8,764,290
                                                         =============    ===========         ================




(*) All other acquisitions in 2003 closed prior to June 30, 2003 and therefore have already been reflected in the historical General Growth Properties, Inc. balance sheet.

                        GENERAL GROWTH PROPERTIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2003
       (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


                                                    HISTORICAL                                              HISTORICAL
                                                  GENERAL GROWTH        HISTORICAL          LYNNHAVEN       OTHER 2003
                                                 PROPERTIES, INC.  GGP IVANHOE III, INC.       MALL      ACQUISITIONS (*)
                                                 ----------------  ---------------------    ---------    ----------------

Mortgage notes and other debt payable            $    5,021,006    $             534,210    $       -    $             -
Distributions payable                                    73,053                        -            -                  -
Network discontinuance reserve                            4,076                        -            -                  -
Accounts payable and accrued expenses                   263,359                   14,846       14,099                  -
                                                 ----------------  ---------------------    ---------    ---------------
  TOTAL LIABILITIES                                   5,361,494                  549,056       14,099                  -


Minority interest:
  Preferred Units                                       468,201                        -            -                  -
  Common Units                                          370,998                        -            -                  -

Preferred stock                                         331,668                        -            -                  -
Common stock - par value                                  6,305                        -            -                  -
Additional paid-in capital                            1,571,659                        -            -                  -
Retained earnings (accumulated deficit)                (316,929)                 290,304      169,093                  -
Notes receivable-common stock purchase                   (7,210)                       -            -                  -
Unearned compensation-restricted stock                   (2,491)
Accumulated other comprehensive gains (losses)          (30,676)                       -            -                  -
                                                 ----------------  ---------------------    ---------    ---------------
Total                                            $    7,753,019    $             839,360    $ 183,192    $             -
                                                 ==============    =====================    =========    ===============



                                                     TOTAL                            GENERAL GROWTH
                                                  HISTORICAL     PRO FORMA            PROPERTIES, INC.
                                                   COMBINED     ADJUSTMENTS              PRO FORMA
                                                  ----------    -----------           ---------------

Mortgage notes and other debt payable            $ 5,555,216    $   447,500 (b),(d)  $      6,002,716
Distributions payable                                 73,053              -                    73,053
Network discontinuance reserve                         4,076              -                     4,076
Accounts payable and accrued expenses                292,304         21,845 (d)               314,149
                                                 -----------    -----------          ----------------
  TOTAL LIABILITIES                                5,924,649        469,345                 6,393,994


Minority interest:
  Preferred Units                                    468,201              -                   468,201
  Common Units                                      370,998               -                   370,998

Preferred stock                                      331,668              -                   331,668
Common stock - par value                               6,305              -                     6,305
Additional paid-in capital                         1,571,659              -                 1,571,659
Retained earnings (accumulated deficit)              142,468       (480,626)                 (338,158)
Notes receivable-common stock purchase                (7,210)             -                    (7,210)
Unearned compensation-restricted stock                (2,491)                                  (2,491)
Accumulated other comprehensive gains (losses)       (30,676)             -                   (30,676)
                                                 -----------    -----------          ----------------
Total                                            $ 8,775,571    $   (11,281)         $      8,764,290
                                                 ===========    ===========          ================

 (*) All other acquisitions in 2003 closed prior to June 30, 2003 and therefore have already been reflected in the historical General Growth Properties, Inc. balance sheet.

The accompanying notes are an integral part of these statements.
For alphabetical references, please refer to Note 2-Pro Forma Adjustments.

                         GENERAL GROWTH PROPERTIES, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)


NOTE 1   PRO FORMA BASIS OF PRESENTATION

   This unaudited condensed consolidated balance sheet of General Growth Properties, Inc. is presented as if the acquisitions made in 2003 subsequent to June 30, 2003 (GGP Ivanhoe III, Inc. ("GGP Ivanhoe III") and Lynnhaven Mall), had all occurred on June 30, 2003. In management's opinion, all adjustments necessary to reflect these transactions have been included.

   The cost of the acquired assets and acquired or assumed liabilities described in this Form 8-K/A have been allocated on their respective fair values. Upon acquisition the aggregate fair value of the tangible and intangible assets acquired was approximately $1,184,170 and the liabilities incurred or assumed was approximately $1,032,500, including a net deferred credit of approximately $21,845 related to acquired below-market leases. The purchase allocation adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial statements are based on the information available at this time. Subsequent adjustments and refinements to the allocation may be made based on additional information.


                                                                              2003                            GENERAL GROWTH
                                                                          ACQUISITIONS         PRO FORMA     PROPERTIES, INC.
                                                                           HISTORICAL         ADJUSTMENTS        PRO FORMA
                                                                          ------------        -----------    ----------------

NOTE 2                        PRO FORMA ADJUSTMENTS

         (a) Investment in Real Estate
              Asset additions are as follows:
                   GGP Ivanhoe III acquisition....................      $        773,267    $      69,080     $    842,347
                   Lynnhaven Mall.................................               176,787           92,538          269,325
                                                                        ----------------    -------------     ------------
                                                                        $        950,054    $     161,618     $  1,111,672
                                                                        ================    =============     ============

               Allocated to:
                   Land...........................................      $        126,059    $      21,149     $    147,208
                   Buildings, equipment and intangibles..........                823,995          140,469          964,464
                                                                        ----------------    -------------     ------------
                                                                        $        950,054    $     161,618     $  1,111,672
                                                                        ================    =============     ============

         (b) Mortgage Notes and other Debt Payable
              Additional debt related to the acquisitions:
                   GGP Ivanhoe III additional debt to fund acquisition..........            $     191,000
                   Lynnhaven Mall acquisition loan..............................                  180,000
                   Lynnhaven Mall additional debt to fund acquisition...........                   76,500
                                                                                            -------------
                                                                                            $     447,500
                                                                                            =============


         (c) Adjustments to reflect acquisition of 49% share of GGP Ivanhoe III and creation of GGP Ivanhoe IV.

         (d) Adjustments in other tangible and intangible assets and liabilities to reflect acquisitions at their fair market value.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GENERAL GROWTH PROPERTIES, INC.

                                       By:     /s/  Bernard Freibaum
                                             ----------------------------------
                                             Bernard Freibaum
                                             Executive Vice President and
                                             Chief Financial Officer

Date:  September 12, 2003





                                  EXHIBIT INDEX

EXHIBIT
NUMBER   NAME

23.1 Consent of Deloitte & Touche LLP regarding certain properties owned by GGP Ivanhoe III, Inc.

23.2     Consent of Deloitte & Touche LLP regarding Saint Louis Galleria.